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                                                                   Exhibit 10.11

                      ENVIRONMENTAL INDEMNITY AGREEMENT

      BY THIS AGREEMENT, executed as of the 25th day of July, 1997, in connection with and as partial consideration for financial accommodations by BANK ONE, ARIZONA, NA, a national banking association ("Lender"), to CONTINENTAL CIRCUITS CORP., a Delaware corporation ("Borrower"), guaranteed by Continental Circuits International, Inc., a Barbados corporation and CCIR OF TEXAS CORP., a Texas corporation ("Guarantors") (Borrower and Guarantors are hereinafter severally and collectively called "Indemnitor") in the amount of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00) (the "Loan"), evidenced by the promissory note of even date herewith (the "Note"), secured or to be secured in part by one or more deeds of trust (severally and collectively, the "Deed of Trust") on the property described on Schedule "A" attached hereto and by this reference incorporated herein (the "Property"), Indemnitor hereby certifies, represents, and warrants to Lender, and agrees as follows:

      1. As used herein, the following terms shall have the meanings specified below:

                                  DEFINITIONS

            1.1 The term "Agreement" shall mean this Environmental Indemnity Agreement and all modifications, supplements, and amendments thereto.

            1.2 The term "De Minimis Amounts" shall mean any Hazardous Substance either (1) being transported on or from the Property or being stored for use by Borrower or its tenant on the Property within a year from original arrival on the Property in connection with Borrower's current operations or (2) being currently used by Borrower or its tenant on Property, in both instances in a manner that both (a) does not constitute a violation or threatened violation of any Environmental Law or require any reporting or disclosure under any Environmental Law and (b) is consistent with customary business practice for such operations in the state where the Property is located.

            1.3 The term "Environmental Claim" shall mean any and all actual or threatened liabilities, claims, actions, causes of action, judgments, orders, inquiries, investigations, studies or notices relating to any Hazardous Substance or any Environmental Law.

            1.4 The term "Environmental Law" shall mean any federal, state or local law, whether common law, statute, ordinance, rule, regulation, or judicial or administrative decision or policy or guideline, pertaining to Hazardous Substances, health, industrial hygiene, environmental conditions, or the regulation or protection of the environment, and all amendments thereto as of this date and to be added in the future and any successor statute or rule or regulation promulgated thereto.
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           1.5   The term "Hazardous Substance" shall mean all of the following:

        (a) Any substance, material, or waste that is included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," "toxic materials," "toxic waste," or words of similar import in any Environmental Law;

        (b) Those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and

        (c) Any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

            1.6 The term "Indemnified Parties" shall mean and includes Lender, any parent, subsidiary, or affiliated company of Lender, any assignee or successor in interest of all or part of Lender's interest in the Loan or the Loan Documents, any owner of a participation interest in the Loan or the Loan Documents, any purchaser who acquires all or part of the Property from Lender, its parent, or any of its subsidiaries or affiliates, any recipient of a deed or assignment in lieu of foreclosure of all or part of the Property, any court appointed receiver, and the officers, directors, employees and agents of each of them.

            1.7 The term "Loan Documents" shall mean the Note, the Deed of Trust and any other documents evidencing, securing or otherwise relating to the Loan, specifically excluding, however, this Agreement. Notwithstanding anything contained in the Loan Documents to the contrary, the obligations of Indemnitor under this Agreement shall not be secured by the Deed of Trust, and in the event of any conflict between this paragraph and the terms and conditions of the Loan Documents, this paragraph shall control.

            1.8 The term "Note Rate" shall mean at any given time, (a) the rate of interest then applicable to the balance outstanding under the Note, or, (b) if the Note is in default, the default rate of interest under the Note. If the Note has been paid in full, the Note Rate shall mean the rate of interest that would have been applicable under the Note, if it had not been paid in full and there was a balance outstanding.

            1.9 The term "Property" shall mean all property that is or was at any time affected by the Deed of Trust, which may later include any and all property previously released from the Deed of Trust.


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            1.10 The term "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

      2. Except as disclosed in writing by Borrower to Lender or in an environmental questionnaire, Borrower represents and warrants to the Indemnified Parties that neither the Property nor Borrower nor, to Borrower's knowledge, any tenant are in violation of any Environmental Law applicable to the Property, and neither the Property nor Borrower nor, to Borrower's knowledge, any tenant are subject to any existing, pending or threatened investigation pertaining to the Property by any federal, state or local governmental authority or are subject to any remedial obligation or lien under or in connection with any Environmental Law.

      3. Except as disclosed in writing by Borrower to Lender or in an environmental questionnaire, Borrower represents and warrants to the Indemnified Parties that (a) neither Borrower nor, to Borrower's knowledge, any tenant has obtained, or is not required by any Environmental Law to obtain, any permit, approval, or license or file any registration to construct or use any improvements, fixtures or equipment that are or are intended to be part of, or are located on, the Property or to operate any business that is being conducted or intended to be conducted on the Property, and (b) there are no factors or circumstances related to Hazardous Substances or any environmental conditions known to Borrower that would materially impair the ability of Borrower or its tenant to obtain any permit, approval, registration, or license necessary for the future development of the Property or to otherwise continue the contemplated development of the Property.

      4. Borrower has undertaken an appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial practice. If any environmental questionnaire is executed by Borrower and delivered to Lender, Borrower represents and warrants to the Indemnified Parties that, to Borrower's knowledge, the information disclosed in any such environmental questionnaire is true, complete and correct. Based on Borrower's reasonable inquiry, Borrower represents and warrants to the Indemnified Parties that Borrower, including, without limitation, any officer, director, employee, agent, affiliate, tenant, partner or joint venturer of Borrower, has no actual knowledge or notice of the actual, alleged or threatened presence or release of Hazardous Substances in, on, around or potentially affecting any part of the Property or the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance, from or to any other property adjacent to or in the vicinity of the Property, provided that the foregoing representation and warranty does not apply to De Minimis Amounts. Borrower's intended future use of Property will not result in the Release of any Hazardous Substance other than De Minimis Amounts, in, on, around or potentially affecting any part of the Property or in the soil, groundwater or soil vapor on or under the Property, or the migration of any Hazardous Substance from or to any other property adjacent to or in the vicinity of the Property. Indemnitor shall promptly notify Lender in writing if Indemnitor, including, without limitation, any officer, director, employee, agent, affiliate, partner, or joint venturer, of

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Indemnitor, has any actual knowledge or notice that any statement in this
Paragraph 4 is no longer accurate.

      5. Borrower shall neither use nor permit any third party to use, generate, manufacture, produce, store, or Release, on, under or about the Property, or transfer to or from the Property, any Hazardous Substance except in compliance with all applicable Environmental Laws, provided that if any third party, by act or omission or by intent or accident, allows any foregoing action to occur, Indemnitor shall promptly remedy such condition, at its sole expense and responsibility, in accordance with Paragraph 8 below. Furthermore, Indemnitor shall not permit any environmental liens to be placed on any portion of the Property.

      6. Borrower has complied, and shall comply and require all occupants of the Property, regardless of length of occupancy, to comply, at Borrower's sole expense and responsibility, with all Environmental Laws governing or applicable to Hazardous Substances, including those requiring disclosures to prospective and actual buyers of all or any portion of the Property.

      7. Borrower shall give prompt written notice to Lender at the address set forth in the Loan Documents executed in connection with the Loan if any of the following occur:

         (a) Borrower knows, suspects or believes there may be any Hazardous Substance, except in De Minimis Amounts, in, on, around or potentially affecting the Property or the soil, groundwater or soil vapor on or under the Property, or that Borrower or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance;

         (b) Any proceeding, including lawsuit, investigation or settlement by or with any federal, state or local governmental authority (including, without limitation, the U.S. Environmental Protection Agency or any other federal, state or local governmental agency) with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to any other property adjacent to, or in the vicinity of, the Property;

         (c) All claims made or threatened by any third party against Borrower or the Property relating to any loss or injury resulting from any Hazardous Substance;

         (d) Borrower's discovery of any occurrence or condition on any property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on its ownership, occupancy, transferability or use under any Environmental Law;


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         (e) Borrower's discovery of a violation of any Environmental Law that
         Borrower is legally required to report to any federal, state or local governmental authority or the discovery of a Release of a Hazardous Substance in sufficient quantities to be reportable under any Environmental Law to any federal, state or local governmental authority;

         (f) Borrower's discovery, receipt, or notice that an environmental lien has been or will be placed on the Property; and

         (g) Borrower knows, suspects or believes that an Environmental Claim has been or will be asserted against either Borrower or the Property.

      8. Indemnitor has complied and shall comply, to Lender's satisfaction, with the reasonable recommendations of any qualified environmental engineer or other expert, who shall be acceptable to Lender, which apply or pertain to the Property. Indemnitor shall conduct and complete, to Lender's satisfaction, all investigations, studies, sampling, and testing as may be (i) recommended by any qualified environmental engineer or other expert, who shall be acceptable to Lender and (ii) required by Lender. Indemnitor shall provide to Lender copies of all results and reports relating to such investigations, studies, sampling and testing. Indemnitor shall conduct and complete, to Lender's satisfaction, all remedial, removal, and other actions necessary to clean up and remove Hazardous Substances in, on, or materially affecting the Property:

         (a) In accordance with all applicable Environmental Laws; and

         (b) In accordance with all applicable orders and directives of all governmental authorities.

Indemnitor shall provide to Lender copies of all results and reports relating to such remedial, removal, and other actions.

      9. Indemnitor shall, within thirty (30) days after demand by Lender, provide Lender with a bond, letter of credit, or similar financial assurance evidencing to Lender's satisfaction that sufficient funds are available to pay the cost of complying with the requirements of Paragraph 8 above.

      10. Indemnitor's obligations under this Agreement shall not be diminished or affected in any respect as a result of any notice, disclosure or knowledge, if any, to or by any of the Indemnified Parties of the release, presence, existence or threatened release of Hazardous Substances in, on, around, or potentially affecting the Property or the soil, groundwater or soil vapor on or under the Property, or of any matter covered by Indemnitor's obligations hereunder. No Indemnified Party shall be deemed to have permitted, caused, contributed to or acquiesced in any such release, presence, existence or threatened release of Hazardous Substances or any other

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matter covered by Indemnitor's obligations hereunder solely because Lender or any other Indemnified Party had notice, disclosure or knowledge thereof, whether at the time this Agreement is delivered or at any other time.

      11. If at any time any Indemnified Party reasonably believes that there exists on the Property any condition that could result in any material (in the sole judgment of Lender) liability, cost, or expense to the owner, occupier, or operator of the Property arising under any Environmental Law, then the Indemnified Parties and their contractors, agents and representatives (hereinafter, "Site Reviewers") shall have the right at any time and from time to time to enter upon and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests and/or site assessments on any part of the Property (collectively, "Site Assessments") for the purpose of determining whether there exists on the Property any such condition. The Indemnified Parties have no duty, however, to conduct any Site Assessment, and no Site Assessment shall impose any liability on any Indemnified Party. In no event shall the completion of any Site Assessment be a representation that Hazardous Substances are or are not present in, on, under or around the Property, or that there has been or shall be compliance with any Environmental Law or any other law or governmental regulatory or liability pronouncement. The Indemnified Parties owe no duty of care to protect Indemnitor or any other party against, or to inform Indemnitor (except as provided herein) or any other party of, any Hazardous Substances or any other adverse condition affecting the Property. The Indemnified Party shall make reasonable efforts to avoid interfering with Borrower's use of the Property in exercising any rights provided in this Section. The Site Reviewers are hereby authorized to enter upon the Property for the purpose of conducting Site Assessments. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental conditions or the presence of Hazardous Substances on the Property and such other tests on the Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Indemnitor will supply to the Site Reviewers such historical and operational information regarding the Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing such Site Assessments shall be paid by Indemnitor upon demand of Lender. On request, Lender shall make the results of such Site Assessments fully available to Indemnitor provided (i) that Indemnitor has fully reimbursed Lender for the cost of such Site Assessments, and (ii) neither Indemnitor nor any other party is entitled to rely on any Site Assessment conducted by or on behalf of any Indemnified Party, which Site Assessment shall be for the sole benefit and use of the Indemnified Party.

      12. Lender shall have the right, but not the obligation, without in any way limiting Lender's other rights and remedies under the Loan Documents, to enter onto the Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Property following receipt of any notice from any person or entity asserting the existence or possible existence of any Hazardous Substances pertaining to the Property or any part thereof that,

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if true, could result in an Environmental Claim, order, notice, suit, imposition of a lien on the Property, or other action and/or that, in Lender's sole opinion, could jeopardize Lender's security under the Loan Documents. All reasonable costs and expenses paid or incurred by Lender in the exercise of any such rights shall be secured by the Loan Documents and shall be payable by Indemnitor upon demand.

      13. Lender shall have the right at any time to appear in and to participate in, as a party if it elects, and be represented by counsel of its own choice in, any action or proceeding in connection with any Environmental Law that affects the Property. Upon demand by any Indemnified Party, Indemnitor shall defend any investigation, action or proceeding involving any matter covered by Indemnitor's obligations hereunder which is brought or commenced against any Indemnified Party, whether alone or together with Borrower or any other person, all at Indemnitor's own cost and by counsel to be approved by the Indemnified Party in the exercise of its reasonable judgment. In the alternative, any Indemnified Party may elect to conduct its own defense at the expense of Indemnitor.

      14. Indemnitor shall indemnify and hold the Indemnified Parties harmless from, for and against any and all Environmental Claims, liabilities, damages (including foreseeable and unforeseeable consequential damages), losses, fines, penalties, judgments, awards, settlements, and costs and expenses (including, without limitation, reasonable attorneys' fees, experts', engineers' and consultants' fees, and costs and expenses of investigation, testing, remediation and dispute resolution) that directly or indirectly arise out of or relate in any way to:

      (a) Any investigation, cleanup, remediation, removal, or restoration work of site conditions of the Property relating to Hazardous Substances (whether on the Property or any other property);

      (b) Any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources involving Hazardous Substances relating to the Property;

      (c) Any actual or alleged past or present disposal, generation, manufacture, presence, processing, production, Release, storage, transportation, treatment, or use of any Hazardous Substance on, under, or about the Property;

      (d) Any actual or alleged presence of any Hazardous Substance on the Property;

      (e) Any actual or alleged past or present violation of any Environmental Law relating to the Property;

      (f) Any actual or alleged past or present migration of any Hazardous Substance from the Property to any other property, whether adjoining, in the vicinity, or

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  otherwise, or migration of any Hazardous Substance onto the Property from any other property, whether adjoining, in the vicinity, or otherwise;

      (g) Any lien on any part of the Property under any Environmental Law;

      (h) Any Environmental Claim by any federal, state, or local governmental agency and any claim that any Indemnified Party is liable for any such asserted Environmental Claim allegedly because it is an "owner" or "operator" of the Property under any Environmental Law;

      (i) Any Environmental Claim asserted against any Indemnified Party by any person other than a governmental agency, including any person who may purchase or lease all or any portion of the Property from Borrower, from any Indemnified Party, or from any other purchaser or lessee; any person who may at any time have any interest in all or any portion of the Property; any person who may at any time be responsible for any cleanup costs or other Environmental Claims relating to the Property; and any person claiming to have been injured in any way as a result of exposure to any Hazardous Substance relating to the Property;

      (j) Any Environmental Claim which any Indemnified Party reasonably believes at any time may be incurred to comply with any law, judgment, order, regulation, or regulatory directive relating to Hazardous Substances and the Property, or which any Indemnified Party reasonably believes at any time may be incurred to protect the public health or safety;

      (k) Any Environmental Claim resulting from currently existing conditions in, on, around, or materially affecting the Property, whether known or unknown by Borrower or the Indemnified Parties at the time this Agreement is executed, and any such Environmental Claim resulting from the activities of Borrower, Borrower's tenants, or any other person, in, on, around, or materially affecting the Property; or

      (l) Breach of any representation or warranty by or covenant of Indemnitor in this Agreement.

Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall not apply to (i) matters resulting from the gross negligence or willful misconduct of any Indemnified Party, or (ii) matters resulting solely from the actions of Indemnified Parties taken after such parties have taken title to, or exclusive possession of the Property, provided that, in both cases, such matters shall not arise from or be accumulated with any condition of the Property, which condition was not caused by an Indemnified Party.


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      15. All rights of the Indemnified Parties and all obligations of
Indemnitor under this Agreement shall survive the following: (a) the payment and performance of the obligations created by the Loan Documents; (b) the surrender of the Note and reconveyance of the Deed of Trust; (c) the foreclosure of the Deed of Trust; (d) the extinguishment of the Deed of Trust by any means, including deed or assignment in lieu of foreclosure; (e) the acquisition of the Property or any portion of it by any of the Indemnified Parties; and (f) the transfer of all of Lender's rights in the Loan Documents.

      16. Nothing in this Agreement shall be construed to limit any claim or right which any Indemnified Party may otherwise have at any time against Indemnitor or any other person arising from any source other than this Agreement, including any claim for fraud, misrepresentation, waste, or breach of contract other than this Agreement, and any rights of contribution or indemnity under federal, state or local environmental law or other applicable law, regulation or ordinance.

      17. If any Indemnified Party delays or fails to exercise any right or remedy against Indemnitor, that alone shall not be construed as a waiver of that right or remedy. All remedies of any Indemnified Party against Indemnitor are cumulative.

      18. This Agreement shall be binding upon Indemnitor and its successors and assigns and shall inure to the benefit of the Indemnified Parties.

      19. Upon full satisfaction of all of the conditions precedent set forth in this Paragraph 19, the indemnity obligations of Indemnitor pursuant to Paragraph 14 and all other obligations of Indemnitor hereunder shall terminate. Such conditions precedent are as follows:

      (a) The Loan shall have been repaid in full and in accordance with its terms rather than through the exercise of any rights and remedies (including, without limitation, foreclosure, trustee's sale or actions on promissory notes, guaranties or other obligations);

      (b) Two (2) years have elapsed from the date which is the later of (i) the date the Loan has been so repaid in full and (ii) the date Indemnitor has been fully released of all of its obligations under the Loan Documents (the date when said two (2) years have elapsed is hereinafter referred to as the "Termination Date");

      (c) Lender has not received notice of any Environmental Claim that has not been fully satisfied or settled to Lender's satisfaction; and

      (d) Within sixty (60) days before the Termination Date, Indemnitor shall have delivered to Lender a current environmental report, prepared by a qualified environmental engineer or other expert acceptable to Lender, stating, to Lender's satisfaction, that there is not any Hazardous Substance, except De Minimis Amounts,

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      in, on, around or potentially affecting the Property or the soil, groundwater or soil vapor on or under the Property.

      20. The indemnity contained herein shall not be subject to any nonrecourse or other limitation of liability provisions contained in any document or instrument executed and delivered in connection with the Loan and the liability of Indemnitor hereunder shall not be limited by any such nonrecourse or similar limitation of liability provisions.

      21. If any material warranty, representation or statement contained herein shall be or shall prove to have been false when made or if Indemnitor shall fail or neglect to perform or observe any of the terms, provisions or covenants contained herein, the same shall constitute an Event of Default (as defined in the Loan Documents) under the Loan Documents.

      22. Any notice required or permitted in connection herewith shall be given in the manner provided in any Loan Document.

      23. Indemnitor acknowledges that Lender has and will rely upon the representations, warranties and agreements herein set forth in closing and funding (or modifying as the case may be) the Loan and that the execution and delivery of this Agreement is an essential condition but for which Lender would not close or fund (or modify) the Loan.

      24. Indemnitor waives any right or claim of right to cause a marshaling of the assets of Indemnitor or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; Indemnitor agrees that any payments required to be made hereunder shall become due on demand; Indemnitor expressly waives and relinquishes all rights and remedies accorded by applicable law to sureties, indemnitors or guarantors, except any rights of subrogation that Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Lender.

      25. Notwithstanding any law to the contrary, the parties expressly agree that a separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified by Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

      26. In this Agreement, the word "person" includes any individual, company, trust or other legal entity of any kind. If this Agreement is executed by more than one person, the words

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"Indemnitor," "Guarantor" and "Borrower" include all such persons. The word
"include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." When the context and construction so require, all words used in the singular shall be deemed to have been used in the plural and vice versa. All headings appearing in this Agreement are for convenience only and shall be disregarded in construing this Agreement.

      27. Every provision of this Agreement is intended to be severable. If any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable.

      28. On demand, Indemnitor agrees to pay all of the Indemnified Parties' costs and expenses, including attorneys' fees, which may be incurred in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by any Indemnified Party in any legal action, reference, mediation or arbitration proceeding. From the time(s) incurred until paid in full to the Indemnified Party, those sums shall bear interest at the Note Rate.

      29. Time is of the essence of this Agreement, and of each and every provision hereof. The waiver by Indemnified Party of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach of breaches.

      30. This Agreement and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflict of laws principles.

      31. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one Agreement.

      32. Each party executing this Agreement as an Indemnitor shall be jointly and severally liable for all obligations of Indemnitor hereunder.


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
      IN WITNESS WHEREOF, Indemnitor has executed this Agreement as of the date first indicated above.

                                    CONTINENTAL CIRCUITS CORP., a
                                    Delaware corporation


                                    By:   /s/ Frederick G. McNamee, III
                                          -----------------------------
                                    Name: Frederick G. McNamee, III
                                    Title: President and CEO

                                                                      BORROWER


                                    CONTINENTAL CIRCUITS INTERNATIONAL,
                                    INC., a Barbados corporation


                                    By:   /s/ Frederick G. McNamee, III
                                          -----------------------------
                                    Name: Frederick G. McNamee, III
                                    Title: President and CEO


                                    CCIR OF TEXAS CORP., a Texas corporation


                                    By:   /s/ Frederick G. McNamee, III
                                          -----------------------------
                                    Name: Frederick G. McNamee, III
                                    Title: President and CEO

                                                                    GUARANTORS

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                                  SCHEDULE "A"
                                       TO
                        ENVIRONMENTAL INDEMNITY AGREEMENT


      All that real property situate in the County of Maricopa, State of Arizona, more particularly described as follows:

Legal Description:

      PARCEL NO. 1:

      Lot 18, EL DORADO INDUSTRIAL PLAZA, UNIT THREE, according to Book 167 of Maps, Page 6, records of Maricopa County, Arizona.

      PARCEL NO. 2:

      The South 226.65 feet of Lot 17, EL DORADO INDUSTRIAL PLAZA UNIT THREE, as measured at the West boundary property line, Lot 17, EL DORADO INDUSTRIAL PLAZA UNIT THREE, according to Book 167 of Maps, page 6, records of Maricopa County, Arizona;

      EXCEPTING therefrom that part of the South 226.65 feet, as measured at the West boundary property line of Lot 17, EL DORADO INDUSTRIAL PLAZA UNIT THREE, according to Book 167 of Maps, page 6, records of Maricopa County, more particularly described as follows:

      BEGINNING at the Northwest corner of the above described parcel of land;

      thence North 88 degrees 51 minutes 01 seconds East, along the North line of said parcel, 197.56 feet;

      thence South 01 degrees 08 minutes 59 seconds East 20.00 feet;

      thence South 88 degrees 51 minutes 01 seconds West, 197.93 feet, to a point on the West line of the above described parcel;

      thence North 00 degrees 05 minutes 27 seconds West, along said West line,
      20.00 feet to the POINT OF BEGINNING.

      PARCEL NO. 3:

      Lot 19, EL DORADO INDUSTRIAL PLAZA UNIT THREE, according to Book 167 of Maps, page 6, records of Maricopa County, Arizona.

      PARCEL NO. 4:

      Lot 1, CONTINENTAL CIRCUITS LOT 1, according to Book 329 of Maps, Page 12, records of Maricopa County, Arizona.

      PARCEL NO. 5:

      Lot 15, EL DORADO INDUSTRIAL PLAZA UNIT THREE, according to Book 167 of Maps, page 6, records of Maricopa County, Arizona;

      EXCEPT the East 277.19 feet.

      PARCEL NO. 6:

      The North 274.00 feet of Lot 17, EL DORADO INDUSTRIAL PLAZA UNIT THREE, as measured along the West boundary line, according to Book 167 of Maps, page 6, records of Maricopa County, Arizona.

      PARCEL NO. 7:

      That part of the South 226.65 feet, as measured at the West boundary property line, of Lot 17, EL DORADO INDUSTRIAL PLAZA UNIT THREE, according to Book 167 of Maps, page 6, records of Maricopa County, Arizona, more particularly described as follows:

      BEGINNING at the Northwest corner of the above described parcel of land;

      Thence North 88 degrees 51 minutes 01 seconds East along the North line of said parcel, a distance of 197.56 feet;

      Thence South 01 degrees 08 minutes 59 seconds East, a distance of 20.00 feet;

      Thence South 88 degrees 51 minutes 01 seconds West, 197.93 feet, to a point on the West line of the above described parcel;

      Thence North 00 degrees 05 minutes 27 seconds West, along said West line,
      20.00 feet, to the POINT OF BEGINNING.


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